Tyson Foods Announces Jeff Schomburger to Succeed Donnie King as President and CEO
Springdale, Ark. – May 28, 2026 – Tyson Foods, Inc. (NYSE: TSN) announced today that Jeff Schomburger has been named President and Chief Executive Officer, effective October 4, 2026. Following a period of transition beginning in July, Schomburger will succeed King who has had an incredible 43-year career with the company. Schomburger has been a member of the Tyson Foods Board of Directors since 2016, providing him a strong understanding of the company’s operations and strategy.
Schomburger brings deep customer and consumer brand experience to the role, having held multiple senior leadership positions throughout his 35-year tenure at Procter & Gamble, retiring as its Global Sales Officer in 2019.
"The board and I are confident in Jeff Schomburger’s ability to lead Tyson Foods into its next chapter of growth,” said John H. Tyson, Chairman of the Board of Tyson Foods. “His experience will help us accelerate our strategic priorities and unlock new ways to win with customers and consumers—a key focus of our growth strategy. The Board looks forward to working with Jeff to drive sustainable growth, enhance shareholder value, and build on the strong momentum Tyson Foods has established.”
"I am honored to step into this leadership role and committed to building on the exceptional foundation and legacy of Tyson Foods. I'm energized by the opportunity to strengthen our iconic brands with superior products, capitalize on emerging opportunities through AI acceleration, and continue to win with customers and consumers,” said Jeff Schomburger. “I am grateful to the Board for their confidence, and I look forward to working with our outstanding leadership group and team members to strengthen Tyson Foods’ market leadership for years to come."
During his decade on the Board of Directors, Schomburger has served on multiple committees, including Compensation, Audit and Strategy and Acquisitions, becoming Chair of Strategy and Acquisitions in 2021. He has served as Lead Independent Director on the Board since 2025, working closely with King, providing Board oversight and engaging directly with leaders across the Tyson Foods business.
Donnie King will remain on the Tyson Foods Board of Directors. King will work closely with Schomburger to ensure a smooth leadership transition over the next several months. During his tenure as CEO, King successfully led the company through the COVID-19 pandemic, and improved execution across the business to substantially grow profit and strengthen the balance sheet. He meaningfully enhanced Tyson Foods’ strategic direction by accelerating innovation and driving significant efficiency, including bringing together all corporate staff at the company’s World Headquarters in Springdale, Arkansas.
“Donnie King’s long tenure at Tyson Foods, including his leadership as CEO, has strengthened our business and shaped our culture,” Tyson added. “We are grateful for his steady guidance and look forward to continuing to leverage his expertise within the Board.”
Tyson Foods remains focused on executing its strategy to drive long-term profitable growth and strong cash generation. The Company is reaffirming its previously issued total company guidance for fiscal 2026.

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company is a member of the S&P 500 and Russell 1000 large capitalization indices. It had approximately 133,000 team members on September 27, 2025. Visit www.tysonfoods.com.

Forward Looking Statements
Certain information in this release constitutes forward-looking statements. Such forward-looking statements include statements regarding the departure and appointment of certain employees and executive officers of the Company, including the timing of such transitions, and the reaffirmation of previously issued total company guidance for fiscal 2026. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 27, 2025. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.